                               PRELIMINARY COPY

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          RENAISSANCERE HOLDINGS LTD.
              ---------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          RENAISSANCERE HOLDINGS LTD.
              ---------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         _____________

     2)  Aggregate number of securities to which transaction applies:
         _____________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: _______________

     5)  Total fee paid: _____________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: ___________
     2)  Form, Schedule or Registration Statement No: _____________
     3)  Filing Party: ___________
     4)  Date Filed: ____________

                                                                PRELIMINARY COPY

   NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 1997

To the Shareholders of RenaissanceRe Holdings Ltd.:

     Notice is hereby given that the Annual General Meeting of Shareholders of RenaissanceRe Holdings Ltd. (the "Company") will be held at Renaissance House, 8-12 East Broadway, Pembroke, Bermuda on May 8, 1997 at 10:00 a.m., Atlantic daylight savings time, for the following purposes:

     1. To fix the number of directors serving on the Board of Directors of the Company (the "Board") at eleven and to elect eleven members to the Board to serve until the 1998 annual general meeting of shareholders or until their successors are duly elected;

     2. To consider, and if thought fit, approve amendments to the RenaissanceRe Holdings Ltd. Second Amended and Restated 1993 Stock Incentive Plan which would (i) increase the number of authorized shares available for issuance thereunder by 1,000,000 shares; (ii) increase the number of shares for which options may be granted to any single participant by 1,000,000 shares; and (iii) adjust the method of calculating the number of shares available for issuance thereunder by deeming the number of shares tendered to, or withheld by, the Company in connection with certain option exercises and in satisfaction of tax withholding liabilities to be so available;

     3. To amend the Company's Bye-laws (i) to create a class of preference shares; (ii) to empower the Board to issue such preference shares in one or more series and fix the rights, preference, privileges and restrictions thereof, without any further shareholder action or vote; and (iii) to make certain related changes reflecting a capital structure consisting of preference shares as well as common shares;

     4. To appoint independent auditors of the Company for the 1997 fiscal year to serve until the 1998 annual general meeting of shareholders and to refer to the Board the determination of the auditors' remuneration;

     5. In accordance with the Company's Bye-Laws, to vote on a proposal to be considered by the Company, as the holder of all outstanding capital shares of Renaissance Reinsurance Ltd. ("Reinsurance") to fix the number of directors serving on the Board of Directors of Reinsurance at eleven and to elect eleven members to the Reinsurance Board to serve until the 1998 annual general meeting of shareholders of Reinsurance or until their successors are duly elected;

     6. In accordance with the Company's Bye-Laws, to vote on a proposal to be considered by the Company, as the holder of all outstanding capital shares of Reinsurance to appoint independent auditors of Reinsurance, for the 1997 fiscal year to serve until the 1998 annual general meeting of shareholders of Reinsurance and to refer to the Reinsurance Board the determination of the auditors' remuneration; and

     7. To receive the report of the Company's independent auditors and the financial statements for the year ended December 31, 1996, and to act upon such other business as may properly come before the Annual Meeting.

     All shareholders of record at the close of business on March 15, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

     To ensure that your shares are represented at the Annual Meeting, you are urged to complete, sign, date and return the accompanying proxy card promptly in the enclosed postage paid envelope. Please sign the accompanying proxy card exactly as your name appears on your share certificate(s). You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person.

                                    By order of the Board of Directors,

                                    James N. Stanard
                                    Chairman of the Board

March 21, 1997

                                                                PRELIMINARY COPY
                          RENAISSANCERE HOLDINGS LTD.
                               RENAISSANCE HOUSE
                              8-12  EAST BROADWAY
                              PEMBROKE 19 BERMUDA
                        _________________________________

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                  MAY 8, 1997
                       _________________________________

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of RenaissanceRe Holdings Ltd. (the "Company") to be voted at the Annual General Meeting of Shareholders to be held at Renaissance House, 8-12 East Broadway, Pembroke, Bermuda on May 8, 1997 at 10:00 a.m., Atlantic daylight savings time, or any postponement or adjournment thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are being first mailed to shareholders on or about March 21, 1997.

     As of March 15, 1997, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual Meeting, there were issued and outstanding (i) 17,189,886 shares of the Company's common shares, par value $1.00 per share (the "Full Voting Common Shares"); (ii) 4,199,190 shares of the Company's Diluted Voting Class I Common Shares, par value $1.00 per share (the "DVI Shares"); and (iii) 1,454,109 shares of the Company's Diluted Voting Class II Common Shares, par value $1.00 per share (the "DVII Shares" and together with the DVI Shares, the "Diluted Voting Shares"). The Full Voting Common Shares and the Diluted Voting Shares are referred to herein collectively as the "Common Shares."

     Holders of Full Voting Common Shares are entitled to one vote on each matter to be voted upon by the shareholders at the Annual Meeting for each share held. Holders of DVI Shares are entitled to a fixed voting interest in the Company of up to 9.9% of all outstanding voting rights attached to the Common Shares, inclusive of the percentage interest in the Company represented by Controlled Common Shares (as defined below), but in no event greater than one vote for each share held. Holders of DVII Shares are entitled to one-third of a vote for each share held; provided, that in no event shall a holder of DVII Shares have greater than 9.9% of all outstanding voting rights attached to the Common Shares, inclusive of the percentage interest in the Company represented by Controlled Common Shares. With respect to any holder of DVI Shares or DVII Shares, "Controlled Common Shares" means Common Shares owned directly, indirectly or constructively by such holder within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable rules and regulations thereunder.

     The presence, in person or by proxy, of holders of more than 50% of the Common Shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Holders of Full Voting Common Shares and Diluted Voting Shares shall vote together as a single class on all matters presented for a vote by the shareholders at the Annual Meeting.

     At the Annual Meeting, shareholders will be asked to (1) fix the number of directors serving on the Board at eleven and elect eleven directors (the "Nominees") to the Board to serve until the 1998 annual general meeting of shareholders of the Company (the "1998 Annual Meeting") or until their successors are duly elected and qualified (the "Renaissance Board Proposal");
(2) consider, and if thought fit, approve an amendment to the RenaissanceRe Holdings Ltd. Second Amended and Restated 1993 Stock Incentive Plan (the "Incentive Plan") which would (i) increase the number of authorized Full Voting Common Shares available for issuance thereunder by 1,000,000 shares; (ii) increase the number of shares for which options may be granted to any single participant by 1,000,000 shares; and (iii) adjust the method of calculating the number of shares available for issuance thereunder by deeming the number of shares tendered to, or withheld by, the Company in connection with certain option exercises and in satisfaction of tax withholding liabilities to be so available (the "Incentive Plan Proposal"); (3) amend the Bye-Laws (i) to create a class of preference shares of the Company (the "Preference Shares"); (ii) to empower the Board to issue Preference Shares in one or more series and fix the rights, preferences, privileges and restrictions thereof without any further shareholder action or vote; and (iii) to make certain related changes reflecting a capital structure consisting of Preference Shares as well as Common Shares (the "Preference Shares Proposal"); (4) appoint the firm of Ernst & Young, independent auditors, to serve as the Company's independent auditors for the 1997 fiscal year until the 1998 Annual Meeting, and refer the determination of the auditors' remuneration to the Board (the "Renaissance Auditors Proposal");
(5) in accordance with the Company's Bye-Laws, vote on a proposal to be considered by the Company, as the holder of all outstanding capital shares of Renaissance Reinsurance Ltd. ("Reinsurance"), to fix the number of directors serving on the Board of Directors of Reinsurance at eleven and elect the Nominees to the Reinsurance Board to serve until the 1998 annual general meeting of shareholders of Reinsurance or until their successors are duly elected (the "Reinsurance Board Proposal"); and (6) in accordance with the Company's Bye-Laws, vote on a proposal to be considered by the Company, as the holder of all outstanding capital shares of Reinsurance, appoint Ernst & Young as independent auditors of Reinsurance for the 1997 fiscal year to serve until the 1998 annual general meeting of shareholders of Reinsurance and refer to the Reinsurance Board the determination of the auditors' remuneration (collectively, the "Reinsurance Auditors Proposal"). At the Annual Meeting, shareholders will also receive the report of the independent auditors and the financial statements for the year ended December 31, 1996, and may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

     All of the above Proposals, except for the Preference Shares Proposal, will be decided by the affirmative vote of a majority of the voting rights attaching to the Common Shares present, in person or by proxy, at the Annual Meeting. The Preference Shares Proposal will be decided by the affirmative vote of a majority of the voting rights attaching to all issued and outstanding Common Shares. A hand vote will be taken unless a poll is requested pursuant to the Bye-Laws.

     Following the Annual Meeting, Reinsurance will hold its annual general meeting of shareholders, at which meeting the Company, in accordance with its Bye-Laws, will vote all of the outstanding shares of Reinsurance which it owns in accordance with and proportional to the vote of the shareholders at the Annual Meeting on the Reinsurance Board Proposal and the Reinsurance Auditors Proposal.

                          SOLICITATION AND REVOCATION

     PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD. Such persons designated as proxies are officers of the Company. Any shareholder desiring to appoint another person to represent him or her at the Annual Meeting may do so either by inserting such person's name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her to inform such person of this appointment.

     All Common Shares represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted (1) FOR the Renaissance Board Proposal; (2) FOR the Incentive Plan Proposal; (3) FOR the Preference Shares Proposal; (4) FOR the Renaissance Auditors Proposal; (5) FOR the Reinsurance Board Proposal; (6) FOR the Reinsurance Auditors Proposal and in accordance with the proxyholder's best judgment as to any other business raised at the Annual Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the shareholder appointing him or her. Abstentions and broker non-votes will not be counted as shares present in connection with proposals with respect to which they are not voted. Any shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a shareholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

     The Company will bear its own cost of the solicitation of proxies. Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers and employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The Company also intends to make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Shares. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Shares which such persons hold of record.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The table below sets forth the names, ages and titles of the persons who were directors of the Company and executive officers of the Company as of March 15, 1997.

NAME                         AGE                     POSITION
--------------------------------------------------------------------------------
James N. Stanard............  48  Chairman of the Board, President and Chief
                                  Executive Officer
Neill A. Currie.............  44  Senior Vice President
David A. Eklund.............  37  Senior Vice President
Keith S. Hynes..............  44  Senior Vice President and Chief Financial
                                  Officer
William I. Riker............  37  Senior Vice President
Arthur S. Bahr..............  65  Director
Thomas A. Cooper............  60  Director
Edmund B. Greene............  58  Director
Gerald L. Igou..............  62  Director
Kewsong Lee.................  31  Director
John M. Lummis..............  39  Director
Howard H. Newman............  49  Director
Scott E. Pardee.............  60  Director
John C. Sweeney.............  52  Director
David A. Tanner.............  38  Director


     James N. Stanard has served as President and Chief Executive Officer and as a director of the Company since its formation in June 1993. From 1991 through June 1993, Mr. Stanard served as Executive Vice President of United States Fidelity & Guaranty Company ("USF&G") and was a member of a three-person Office of the President. As Executive Vice President of USF&G, he was responsible for USF&G's underwriting, claims and ceded reinsurance. From October 1983 to 1991, Mr. Stanard was an Executive Vice President of F&G Re, Inc., USF&G's start-up reinsurance subsidiary ("F&G Re"). Mr. Stanard was one of two senior officers primarily responsible for the formation of F&G Re, where he was responsible for underwriting, pricing and marketing activities of F&G Re during its first seven years of operations. As Executive Vice President of F&G Re, Mr. Stanard was personally involved in the design of pricing procedures, contract terms and analytical underwriting tools for all types of treaty reinsurance, including both U.S. and international property catastrophe reinsurance.

     Neill A. Currie has served as Senior Vice President of the Company since its formation in June 1993, Mr. Currie served as a director of the Company from August 1994 through August 1995. From November 1992 through May 1993, Mr. Currie served as Chief Executive Officer of G.J. Sullivan Co.-Atlanta, a private domestic reinsurance broker. From 1982 through 1992, Mr. Currie served as Senior Vice President at R/I and G.L. Hodson, predecessors to Willis Faber.

     David A. Eklund has served as Senior Vice President of the Company since February 1996. Mr. Eklund served as Vice President-Underwriting of the Company from September 1993 until February 1996. From November 1989 through September 1993, Mr. Eklund held various positions in casualty underwriting at Old Republic International Reinsurance Group, Inc., where he was responsible for casualty treaty underwriting and marketing. From March 1988 to November 1989, Mr. Eklund held various positions in catastrophe reinsurance at Berkshire Hathaway Inc., where he was responsible for underwriting and marketing finite risk and property catastrophe reinsurance.

     Keith S. Hynes has served as Senior Vice President and Chief Financial Officer of the Company since June 1994. Mr. Hynes was employed by Hartford Steam Boiler Inspection & Insurance Co. ("Hartford Steam") from January 1983 to January 1994. From April 1992 to January 1994, he served as Hartford Steam's Senior Vice President and Chief Financial Officer. From November 1986 to April 1992, Mr. Hynes worked in Hartford Steam's Underwriting Department, advancing to Senior Vice President and Chief Underwriting Officer, where he managed Hartford Steam's underwriting and ceded reinsurance activities, from April 1990 to April 1992. From January 1983 to November 1986, Mr. Hynes was Hartford Steam's Chief Investment Officer. Mr. Hynes held several investment management positions with Aetna Insurance Company from June 1978 to January 1983.

     William I. Riker was appointed Senior Vice President of the Company in March 1995 and served as Vice President-Underwriting of the Company from November 1993 until such time. From March 1993 through October 1993, Mr. Riker served as Vice President of Applied Insurance Research, Inc. Prior to that, Mr. Riker held the position of Senior Vice President, Director of Underwriting at American Royal Reinsurance Company ("American Royal"). Mr. Riker was responsible for developing various analytical underwriting tools while holding various positions at American Royal from 1984 through 1993.

     Arthur S. Bahr has served as a director of the Company since its formation in June 1993. Mr. Bahr served as Director and Executive Vice President-Equities of General Electric Investment Corporation ("GEIC"), a subsidiary of General Electric Company and registered investment adviser, from 1987 until December 1993. Mr. Bahr has served GEIC in various senior investment positions since 1978 and was a Trustee of General Electric Pension Trust from 1976 until December 1993. Mr. Bahr served as Director and Executive Vice President of GE Investment Management Incorporated, a subsidiary of General Electric Company and a registered investment adviser, from 1988 until his retirement in December 1993. From December 1993 until December 1995, Mr. Bahr served as a consultant to GEIC.

     Thomas A. Cooper has served as a Director of the Company since August 7, 1996. From August 1993 until August 1996 Mr. Cooper served as Chairman and Chief Executive Officer of TAC Bancshares, Inc. and as Chairman and Chief Executive Officer of Chase Federal Bank FSB. From June 1992 until July 1993, Mr. Cooper served as principal of TAC Associates, a financial investment company. From April 1990 until May 1992 Mr. Cooper served as Chairman and Chief Executive Officer of Goldome FSB. From 1986 to April 1990, Mr. Cooper served as Chairman and Chief Executive Officer of Investment Services of America, one of the largest full service securities brokerage and investment companies in the United States. Prior thereto, Mr. Cooper served as President of Bank of America from February 1983 to April 1986. From 1980 to 1982 Mr. Cooper served as Vice Chairman of Mellon Bank. From 1978 to 1982, Mr. Cooper was President of Girard Bank in Philadelphia.

     Edmund B. Greene has served as a director of the Company since its formation in June 1993. Mr. Greene has served as Deputy Treasurer-Insurance of General Electric Company since March 1995. Prior to that, Mr. Greene was Manager-Corporate Insurance Operation of General Electric Company since 1985, and previously served in various financial management assignments since 1962.

     Gerald L. Igou has served as a director of the Company since its formation in June 1993. Mr. Igou has served as a Vice President-Investment Analyst for GEIC since September 1993. He is a Certified Financial Analyst and has served GEIC in the capacities of investment analyst and sector portfolio manager since 1968. Prior to joining General Electric, Mr. Igou was an analyst with the Wall Street firms of Smith Barney Inc. and Dean Witter & Co.

     Kewsong Lee has served as a director of the Company since December 1994. Mr. Lee has served as a Member and Managing Director of E.M. Warburg, Pincus & Co. LLC ("EMW LLC") and a general partner of Warburg, Pincus & Co. ("WP") since January 1, 1997. Mr. Lee served as a Vice President of Warburg, Pincus Ventures, Inc. ("WPV") from January 1995 to December 1996, and an associate at

E.M. Warburg, Pincus & Co., Inc. ("EMW") from 1992 to until December 1994. Prior to joining EMW, Mr. Lee was a consultant at McKinsey & Company, Inc., a management consulting company, from 1990 to 1992.

     John M. Lummis has served as a director of the Company since July 1993. Mr. Lummis has served as Vice President-Business Development of USF&G Corporation since 1994 and served as Vice President and Group General Counsel for USF&G Corporation from 1991 until 1995. USF&G Corporation is the parent company of USF&G. From 1982 until 1991, Mr. Lummis was engaged in the private practice of law with the law firm of Shearman & Sterling.

     Howard H. Newman has served as a director of the Company since its formation in June 1993. Mr. Newman has served as a Member and Managing Director of EMW LLC (and its predecessor) and a general partner of WP since 1987. Mr. Newman is a director of ADVO, Inc., Newfield Exploration Company, Cox Insurance Holdings Plc and Comcast UK Cable Partners Limited.

     Scott E. Pardee. Mr. Pardee has served as a director of the Company since February 1997. Mr. Pardee served as Chairman of Yamaichi International (America), Inc., a financial services company, from 1989 to 1994. Mr. Pardee previously served as Executive Vice President and a member of the Board of Directors of Discount Corporation of New York, a primary dealer in U.S. government securities, and Senior Vice President and Manager of the Federal Reserve Bank of New York.

     John C. Sweeney has served as a director of the Company since December 1996. Mr. Sweeney has served as Senior Vice President and Chief Investment Officer of USF&G since 1992, and as Chairman of Falcon Asset Management since 1992. Prior thereto, Mr. Sweeney served as Principal and Practice Director of Towers Perrin Consulting Services from 1985 to 1992, and as Chief Investment Officer of McM/Occidential Peninsular Insurance Companies from 1981 to 1984. Mr. Sweeney also serves as a Director of USF&G Pacholder Fund, Inc.

     David A. Tanner has served as a director of the Company since December 1996. Mr. Tanner has served as a Member and Managing Director of EMW LLC (and its predecessor) and a general partner of WP since January 1, 1993. Mr. Tanner served as a Vice President of EMW from January 1, 1991 to 1993 and was an associate at EMW from March 1986 to December 1990. Mr. Tanner is a director of Golden Books Family Entertainment, Inc. and the New York Venture Capital Forum. Mr. Tanner previously served as a director of the Company from December 1994 through May 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

                            MANAGEMENT AND DIRECTORS

     The following table sets forth information as of March 15, 1997 with respect to the beneficial ownership of Common Shares and the applicable voting rights attaching to such share ownership in accordance with the Bye-laws by (i) each person known by the Company to own beneficially 5% or more of the outstanding Common Shares; (ii) each director of the Company; (iii) the Company's Chief Executive Officer and each of the four remaining most highly compensated executive officers (collectively, the "Named Executive Officers"); and (iv) all executive officers and directors of the Company as a group.

                                             NUMBER OF      PERCENTAGE OF
BENEFICIAL OWNER(1)                       COMMON SHARES(2)  VOTING RIGHTS
----------------------------------------  ----------------  -------------
Warburg, Pincus Investors, L.P. ("WPI")
 (3)........................................  7,914,619              42.5%
466 Lexington Avenue
New York, New York 10017
PT Investments, Inc. ("PT Investments")
 (4)........................................  4,199,190 (5)           5.1
3003 Summer Street
Stamford, Connecticut 06904
GE Investment Private Placement
 Partners I - Insurance, Limited
 Partnership ("GE Insurance") (4)............  1,454,109 (6)           2.6
3003 Summer Street
Stamford, Connecticut 06904
United States Fidelity and Guaranty
 Company.....................................  2,776,137              14.9
100 Light Street
Baltimore, Maryland 21202
James N. Stanard (7)........................    825,918               4.4
Neill A. Currie (8).........................    205,008               1.1
Keith S. Hynes (9)..........................    170,894                 *
William I. Riker (10).......................    103,812                 *
David A. Eklund (11)........................     65,625                 *
Arthur S. Bahr..............................     12,546                 *
Thomas A. Cooper............................        382                 *
Edmund B. Greene (12).......................         --                --
Gerald L. Igou (12).........................         --                --
Kewsong Lee (3).............................         --                --
John M. Lummis (13).........................      2,000                 *
Howard H. Newman (3)........................         --                --
Scott E. Pardee.............................        600                 *
John C. Sweeney (13)........................         --                --
David A. Tanner (3).........................         --                --
All executive officers and directors of
 the Company (12 persons)...................  1,386,785               8.1

-------------------
* Less than 1%

(1) Pursuant to the regulations of the Securities and Exchange Commission (the "Commission"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares whether or not such person has any pecuniary interest in such shares or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2)  Unless otherwise noted, consists solely of Full Voting Common Shares.

(3) The sole general partner of WPI is WP, a New York general partnership. EMW LLC, a New York limited liability company, manages WPI. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC, and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of WPI, has a 20% interest in the profits of WPI. WP and EMW may be deemed to beneficially own the Full Voting Common Shares owned by WPI within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Kewsong Lee, Howard H. Newman, and David A. Tanner, each a director of the Company, are Managing Directors, members of EMW LLC and general partners of WP. As such, Messrs. Lee, Newman and Tanner may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the Common Shares beneficially owned by WPI, EMW and WP. Each of Messrs. Lee, Newman and Tanner disclaims "beneficial ownership" of the Full Voting Common Shares owned by WPI within the meaning of Rule 13d-3 under the Exchange Act.

(4) Does not include any Common Shares indirectly held by Trustees of General Electric Pension Trust ("GE Pension Trust") or GE Investment Private Placement Partners I, Limited Partnership ("GE Investment") by virtue of GE Pension Trust's limited partnership interest in WPI or as a result of GE Pension Trust's or GE Investment's indirect interest in USF&G by virtue of GE Pension Trust's, GE Investment's and certain of their affiliates' holdings of 4,442,002 shares of Common Stock of USF&G Corporation, the parent company of USF&G. GE Investment Management is the general partner of GE Investment and a wholly owned subsidiary of General Electric Company. As a result, each of GE Investment Management and General Electric Company ("GEC") may be deemed to be the beneficial owner of the Common Shares owned by GE Investment. GEC disclaims such beneficial ownership within the meaning of the Exchange Act or otherwise.

(5)  Consists solely of DVI Shares.

(6)  Consists solely of DVII Shares.

(7) Includes 165,052 Common Shares issuable upon the exercise of options under the Incentive Plan that are vested and presently exercisable.

(8) Includes 43,786 Common Shares issuable upon the exercise of options under the Incentive Plan that are vested and presently exercisable.

(9) Includes 22,919 Common Shares issuable upon the exercise of options under the Incentive Plan that are vested and presently exercisable.

(10) Includes 37,099 Common Shares issuable upon the exercise of options under the Incentive Plan that are vested and presently exercisable.

(11) Includes 23,035 Common Shares issuable upon the exercise of options under the Incentive Plan that are vested and presently exercisable.

(12) Mr. Greene is the Deputy Treasurer-Insurance of General Electric Company and Mr. Igou is a Vice President-Investment Analyst for GEIC. Messrs. Greene and Igou disclaim "beneficial ownership," within the meaning of Rule 13d-3 under the Exchange Act, of the Common Shares owned by PT Investments and GE Insurance.

(13) Mr. Lummis is the Vice President-Business Development for USF&G Corporation, the parent company of USF&G, and Mr. Sweeney is the Senior Vice President and Chief Investment Officer for USF&G Corporation. Messrs. Lummis and Sweeney disclaim "beneficial ownership" within the meaning of Rule 13d-3 under the Exchange Act of the Full Voting Common Shares owned by USF&G.


Shareholders Agreement

     WPI, PT Investments, GE Insurance and USF&G (collectively, the "Investors") are parties to an amended and restated shareholders agreement (the "Shareholders Agreement") among themselves and the Company which provides them with the ability, if they act in concert, to elect a majority of the members of the Board and approve or prevent certain actions requiring shareholder approval, including adopting amendments to the Bye-Laws and approving a merger or consolidation, liquidation or sale of all or substantially all of the assets of the Company. Pursuant to the Shareholders Agreement, the number of directors serving on the Board is fixed at 11.

     Pursuant to the terms of the Shareholders Agreement, the Board presently consists of three members designated by WPI (the "WPI Directors"), one member designated by PT Investments (the "PT Investments Director"), one member designated by GE Insurance (the "GE Insurance Director") and one member designated by USF&G (the "USF&G Director").

     At such time as WPI owns less than 3,706,146 Common Shares, but at least 1,853,073 Common Shares, the number of directors that WPI shall be entitled to nominate shall be reduced to two and, in the event that there are more than two. At such time as WPI owns less than 1,853,073 Common Shares, but at least 741,229 Common Shares, the number of directors that WPI shall be entitled to nominate shall be reduced to one. At such time as any one of WPI, PT Investments or USF&G shall own less than 741,229 Common Shares, then such party shall no longer be entitled to nominate any director to the Board.

     GE Insurance, so long as it owns any Common Shares, shall be entitled to nominate one director to the Board. At such time as PT Investments and GE Insurance shall, in the aggregate, own less than 1,853,073 Common Shares, then PT Investments shall not have any right to nominate a director and GE Insurance shall have the right to nominate one director. At such time as GE Insurance shall own no Common Shares and PT Investments shall own at least 741,229 Common Shares, GE Insurance shall not have the right to nominate a director and PT Investments shall have the right to nominate one director to the Board.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with USF&G and GEI

     The Company has in force several reinsurance treaties with USF&G, subsidiaries of USF&G and affiliates of PT Investments and GE Insurance (collectively, "GEI") covering property catastrophe risks in several geographic zones. The terms of these treaties with USF&G, subsidiaries of USF&G and affiliates of GEI were determined in arms' length negotiations and the Company believes that such terms are comparable to terms the Company would expect to negotiate in similar transactions with unrelated parties. For the year ended December 31, 1996, the Company received approximately $4.7 million and $23.2 million in reinsurance premiums and deposits from subsidiaries of USF&G and affiliates of GEI, respectively.


Investment Advisory Agreements

     Reinsurance has entered into Investment Advisory Agreements with each of Warburg, Pincus Counsellors Bermuda ("Counsellors"), an affiliate of WPI, and GE Investment Management Incorporated ("GE Investment Management"), an affiliate of GEI. Counsellors and GE Investment Management each manage independently approximately 40% of Reinsurance's investment portfolio, all subject to Reinsurance's investment guidelines. The terms of the Investment Advisory Agreements were determined in arms' length negotiations. The performance of, and the fees paid to, Counsellors and GE Investment Management under the Investment Advisory Agreements are reviewed periodically by the Investment Committee of the Board. Such fees paid to Counsellors and GE Investment Management aggregated $0.5 million and $0.6 million, respectively, for the year ended December 31, 1996.


Loan and Pledge Agreements

     In connection with an equity recapitalization of the Company in March 1995 (the "1995 Recapitalization"), the Company amended and restated the Incentive Plan, issued an aggregate of 787,500 restricted Full Voting Common Shares (the "Restricted Shares") to Messrs. Stanard, Currie, Hynes, Riker and Eklund (collectively, "Management") thereunder and entered into loan and pledge agreements with each of the members of Management to assist them in meeting their respective income tax obligations relating to their receipt of such Full Voting Common Shares. As of December 31, 1996, the outstanding principal amount of each such loan is $2,674,554 for Mr. Stanard, $576,058 for Mr. Currie, $205,735 for Mr. Eklund, and $329,176 for Mr. Riker. During 1995, Mr. Hynes repaid the entire amount of the loan provided to him, plus accrued interest to the repayment date. The loans are nonrecourse and currently bear interest at a rate of 6.5% per annum. Interest accrues annually and is payable at maturity, which is the earlier of seven years from the date the loans were made or the date the executive's employment terminates. Each of Management's loans are secured by 232,570 Common Shares held by Mr. Stanard; 50,092 Common Shares held by Mr. Currie; 17,890 Common Shares held by Mr. Eklund and 28,624 Common Shares held by Mr. Riker, as applicable.


The Repurchase; The Tender Offer

     On December 16, 1996, the Company announced a plan to return $100 million of capital to its shareholders through the Repurchase and the Tender Offer (as defined below). On December 13, 1996, the Company repurchased for cancellation an aggregate of 2,085,361 Full Voting Common Shares (the "Repurchase") from the Investors on a pro rata basis at a price of $34.50 per share for an aggregate purchase price of approximately $71.9 million as follows: 1,009,838 shares from WPI; 360,656 shares from GE Pension Trust; 360,656 shares from GE Investment; and 354,211 shares from USF&G. On December 23, 1996, the Company commenced an offer to purchase for cancellation from tendering shareholders an aggregate of up to 813,190 Common Shares (the "Tender Offer") at a price of $34.50 per share, net to the seller in cash, for an aggregate purchase price of approximately $28.1 million. The Tender Offer expired as scheduled at midnight, New York City time, on January 22, 1997, and was oversubscribed. Following the expiration of the Tender Offer and the determination of the final proration factor, the Company purchased an aggregate of 813,190 Common Shares for cancellation from tendering shareholders. None of Management (as defined below) or the Investors participated in the Tender Offer.


The 1996 Recapitalization

     On December 23, 1996, the Company held a Special General Meeting of Shareholders to approve, among other things, an amendment to the Bye-Laws creating by redesignation of the authorized share capital of the Company and setting forth the rights and preferences of two new series of capital shares of the Company consisting of (i) 16,789,776 DVI Shares and (ii) 1,639,641 DVII Shares, which were issued pursuant to the approval of the Board to certain shareholders of the Company in exchange for an equal number of Full Voting Common Shares held by such shareholders on a one-for-one basis (the "1996 Recapitalization").


Registration Rights

     The Investors are parties to an amended and restated registration rights agreement (the "Registration Rights Agreement") among themselves and the Company, pursuant to which each Investor has the right to require registration by the Company on two separate occasions at any time of the Full Voting Common Shares, Diluted Voting Shares or Full Voting Common Shares issued upon conversion of Diluted Voting Shares (collectively, the "Registrable Securities") held by any such person, as the case may be; provided, however, that the Company is required to honor a demand for registration of the Diluted Voting Shares only if it shall be a condition to the delivery of the Diluted Voting Shares contemplated by such registration that, immediately following the sale thereof by such holder, such Diluted Voting Shares shall be converted into Full Voting Common Shares. The Company has the right once in any twelve-month period to not effect a demand for registration for up to 120 days if, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders to effect such registration. In connection with such registrations, the Company is required to bear all registration and selling expenses, other than underwriting fees and commissions. The Company currently does not intend to list the Diluted Voting Shares on the New York Stock Exchange. Registration rights under the Registration Rights Agreement are transferable to an assignee or transferee of Registrable Securities in accordance with the terms of the Registration Rights Agreement.

     The Company has filed a registration statement on Form S-8 under the Securities Act (File No. 333-06339) registering for sale an aggregate of 2,312,500 Full Voting Common Shares issued pursuant to the Incentive Plan and the RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan (the "Non-Employee Director Plan"). The Company will file, subject to approval of the Incentive Plan Proposal by the requisite affirmative shareholder vote at the Annual Meeting, an amended registration statement on Form S-8 registering for sale under the Securities Act an additional 1,787,500 Full Voting Common Shares available for issuance pursuant to the Incentive Plan, as amended.

                      BOARD OF DIRECTORS; BOARD COMMITTEES


Board of Directors Meetings; Board Committee Meetings

     During 1996, the Board met nine times, the Executive Committee (which no longer exists) did not meet, the Audit Committee met three times, the Investment Committee met two times, and the Compensation Committee met two times. Each of the Company's Directors attended at least 75% of the total number of meetings of the Board and Committees on which he served, with the exception of Mr. Lee, who missed four meetings of the Board.


Audit Committee

     The Audit Committee of the Board presently consists of Messrs. Bahr, Cooper, Lee, Lummis and Pardee and is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems.


Compensation Committee; Compensation Sub-Committee

     The Compensation Committee of the Board presently consists of Messrs. Bahr, Cooper, Lummis and Newman, and has the authority to establish compensation policies and recommend compensation programs to the Board. A sub-committee of the Compensation Committee (the "Sub-Committee"), which presently consists of Messrs. Bahr and Cooper, has the authority to grant options ("Options") and restricted Full Voting Common Shares (the "Restricted Shares") under the Incentive Plan and to administer the Incentive Plan and the Company's bonus plan.


Investment Committee

     The Investment Committee of the Board presently consists of Messrs. Igou, Pardee, Stanard, Sweeney and Tanner and has the authority to establish investment policies and the responsibility for oversight of investment managers of the Company's investment portfolio.


Section 16(a) Beneficial Ownership Reporting Compliance

     Under the Exchange Act, the Company's directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares are required to report their initial ownership of Common Shares and any subsequent changes in that ownership to the Commission. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 1995 fiscal year. Based upon the Company's review of copies of such reports furnished to it, the Company believes that during the 1996 fiscal year its executive officers and directors and the holders of more than 10% of the outstanding Common Shares complied with all reporting requirements of
Section 16(a) under the Exchange Act, subject to the exceptions set forth below.

     GE Pension Trust and GE Investment did not file Reports of Changes in Beneficial Ownership of Securities on Form 4 in connection with the Repurchase and certain events occurring in connection with the 1996 Recapitalization. Each of GE Pension Trust and GE Investment filed Annual Statements of Changes in Beneficial Ownership an Form 5 reporting such events an February 15, 1997.

                  EXECUTIVE OFFICER AND DIRECTOR COMPENSATION


Compensation Committee Report on Executive Compensation

     Executive Compensation Policy. The Company's compensation policy for all of its executive officers is formulated and administered by the Sub-Committee of the Board. The Sub-Committee also administers the Incentive Plan, under which the Sub-Committee periodically grants Options and Restricted Shares to the executive officers and other employees of the Company. Exercise prices and vesting terms of Options granted under such Plan are in the sole discretion of the Sub-Committee.

     The Company engaged the services of Sibson & Company, independent consultants on executive compensation, during 1996 to review the executive compensation program and make recommendations to the Compensation Committee regarding the design and guiding principles of the program.

     The primary goals of the Company's compensation policy are to continue to attract and retain talented executives at the Company's offshore location, to reward results (i.e., contribution to shareholder value, benchmarked results for key performance factors and accomplishment of agreed-upon goals) and to encourage teamwork. The Compensation Committee believes that the total compensation awarded should be concentrated in equity-based incentives to link the interests of executives more closely with the interests of the Company's shareholders. In determining the level of executive compensation, the Compensation Committee evaluates whether the compensation awarded to an executive is competitive with compensation awarded to executives holding similar positions at selected peer companies, combined with an evaluation of the executive's performance.

     The Company has entered into employment agreements with each of the Named Executive Officers. The Compensation Committee reviews and approves the base salary component and cost of living allowances awarded to such executives under their respective employment agreements. The Sub-Committee may award discretionary annual cash bonuses.

     The Sub-Committee may also grant Options and/or Restricted Shares to such executives. Generally, Options are granted at a price equal to the fair market value of the Full Voting Common Shares on the date of the grant. The Compensation Committee believes that such executives' beneficial ownership positions in the Company, as a result of their respective personal investments and the Options and Restricted Shares granted to them, cause their interests to be well aligned with those of the Company and its shareholders.

     Chief Executive Officer's Compensation. The compensation of James N. Stanard, President and Chief Executive Officer of the Company, is determined and reviewed by the Compensation Committee. In determining Mr. Stanard's compensation, the Compensation Committee evaluates Mr. Stanard's contributions toward creation and enhancement of shareholder value, including the achievement of agreed-upon objectives. The Compensation Committee considers subjective factors, such as Mr. Stanard's dedication and leadership abilities, as well as objective factors, such as his impact on the financial and operating performance of the Company. The Compensation Committee believes that the continuing development of the Company, the excellent operating results of the Company, the execution of the Company's capital plan, the success in motivating the employees of the Company, the articulation of the strategic vision of the Company and the current market position of the Company were significantly impacted by Mr. Stanard and members of his management team.

     Consistent with the Compensation Committee's general compensation philosophy for the Company's executives, Mr. Stanard's compensation has been weighted significantly towards equity-based incentives, and Mr. Stanard's annual salary and cash bonuses have been targeted at the average of cash and bonus compensation paid to chief executive officers at selected peer companies. The Compensation Committee believes that Mr. Stanard's beneficial ownership position in the Company, as a result of his personal investment and the Options and Restricted Shares granted to him, cause his interests to be well aligned with the long term interests of the Company and its shareholders.

     The Company is not a United States taxpayer, therefore, Section 162(m) of the Code (which generally disallows a tax deduction to public companies for annual compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers) does not apply to the Company's compensation payments.

                                         Arthur S. Bahr, Chairman
                                         Thomas A. Cooper
                                         John M. Lummis
                                         Howard H. Newman


Performance Graph

     The following graph compares the cumulative return on the Common Shares during the fiscal periods ended December 31, 1995 and 1996 to such return for the Standard & Poor's ("S&P") 500 Composite Stock Price Index and S&P's Property-Casualty Industry Group Stock Price Index for the period commencing with the effective date of the Company's initial public offering of Common Shares on July 26, 1995 (the "Initial Public Offering") and ending on December 31, 1996, assuming (i) $100 was invested on July 26, 1995 (the effective date of the Initial Public Offering, for which the initial price to the public was $19.50 per Common Share) and (ii) reinvestment of dividends. Each measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each calendar year during the period from July 26, 1995 through December 31, 1996. As depicted in the graph below, during this period, the cumulative total return (1) for the Common Shares was 156.7%, (2) for the S&P 500 Composite Stock Price Index was 135.4% and (3) for the S&P Property-Casualty Industry Group Stock Price Index was 151.6%.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                             [GRAPH APPEARS HERE]

                                        S&P 500 COMPOSITE STOCK     S&P PROPERTY-CATASTROPHE INDUSTRY
DATES                 COMMON SHARES          PRICE INDEX                 GROUP STOCK PRICE INDEX
-----                 -------------    ------------------------    ---------------------------------
July 26, 1995             $ 100.0              $ 100.0                          $ 100.0
December 31, 1995           125.0                111.0                            124.6
December 31, 1996           156.7                135.4                            151.6


Executive Compensation

     The following Summary Compensation Table sets forth information concerning the compensation for services paid to the Named Executive Officers during the years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                 ANNUAL COMPENSATION                   COMPENSATION
                       ---------------------------------------  --------------------------
                                                                RESTRICTED    SECURITIES
NAME AND                                          OTHER ANNUAL  STOCK         UNDERLYING      ALL OTHER
PRINCIPAL POSITION     YEAR   SALARY    BONUS(1)  COMPENSATION  AWARDS (4)    OPTIONS/SARS    COMPENSATION
---------------------  ----  --------  ---------  ------------  ----------    ------------    ------------
James N. Stanard,      1996  $370,833  $537,950    $294,349(2)  $       --         77,500(5)       $30,000
President and Chief    1995   271,875   210,000     281,116(2)   1,629,000        438,750(5)        30,000
  Executive Officer..  1994   193,750   200,000     134,283(3)          --             --           30,000

Neill A. Currie,       1996  $242,125  $281,970    $178,738(2)  $       --         51,500(5)       $30,000
Senior Vice            1995   223,063   150,000     155,146(2)     351,000        125,000(5)        30,000
  President..........  1994   205,625   175,000     150,698(3)          --             --           30,000

David A. Eklund,       1996  $179,793  $207,150    $153,285(2)  $       --         57,660          $30,000
Senior Vice            1995   148,135    97,500     157,152(2)     125,000         71,250(5)        30,000
  President..........  1994   132,925    97,500     140,144(3)          --             --           30,000

Keith S. Hynes,        1996  $229,167  $207,150    $183,071(2)  $       --         51,500(5)       $30,000
Senior Vice            1995   207,500   170,000     130,518(2)     125,000         74,750(5)        30,000
  President and        1994   114,487    60,000      76,493(3)          --         28,788(6)        30,000
  Chief Financial
  Officer............

William I. Riker,      1996  $226,910  $214,440    $154,251(2)  $       --         58,237(5)       $30,000
Senior Vice            1995   192,585   130,000     128,741(2)     200,000         95,000(5)        30,000
  President..........  1994   172,850   214,750     132,833(3)          --         46,061(6)        30,000

---------------
(1) The 1994 bonus amounts are cash bonuses for the period from July 1, 1993 through June 30, 1994, except the bonus amount shown for Mr. Hynes, and $100,000 of the 1994 bonus amount shown for Mr. Riker, which were paid in connection with the respective executive's acceptance of employment with the Company.

(2) The 1996 amount includes housing expense reimbursements in the amount of $190,652, $108,000, $105,000, $108,000 and $108,000 for Messrs. Stanard,
    Currie, Eklund, Hynes, and Riker, respectively. The 1995 amount includes housing expense reimbursements in the amount of $188,958, $97,500, $79,500, $100,650 and $75,000 for Messrs. Stanard, Currie, Eklund, Hynes and Riker, respectively.

(3) For Mr. Stanard, this amount includes $111,559 in housing expense reimbursement. For Mr. Currie, this amount includes $96,000 in housing expense reimbursement and $39,598 in moving expense reimbursement. For Mr. Eklund, this amount includes $78,000 in housing expense reimbursement and $49,779 in moving expense reimbursement. For Mr. Hynes, this amount includes $36,000 in housing expense reimbursement and $34,850 in moving expense reimbursement. For Mr. Riker, this amount includes $72,410 in housing expense reimbursement and $46,943 in moving expense reimbursement.

(4) Represents the value of Bonus Shares (based on a value of $11.83 per share on March 26, 1995, granted to the Named Executive Officers in connection with the 1995 Recapitalization, including the value of vested Bonus Shares (based on a value of $11.83 per share on March 26, 1995) granted to the Named Executive Officers in connection with the 1995 Recapitalization. The value of unvested Bonus Shares (based on a fair market value of $33.00 per share as of December 31, 1996) held by the Named Executive Officers on December 31, 1996 was $0 for Mr. Stanard, $454,781 for Mr. Currie, $162,421 for Mr. Eklund, $162,421 for Mr. Hynes and $259,875 for Mr. Riker. Dividends on unvested Bonus Shares are paid currently.

(5) Represents the aggregate number of Full Voting Common Shares subject to Options granted to the Named Executive Officers during 1995 and 1996, as applicable.

(6) Represents the number of Full Voting Common Shares issuable upon exercise on March 26, 1995 of all Options granted under the Incentive Plan prior to the 1995 Recapitalization. See "Aggregate Stock Option Exercise Table" below.

(7) Represents the amounts contributed to the account of each Named Executive Officer under the Company's profit sharing retirement plan.

                           STOCK OPTION GRANTS TABLE

     The following table sets forth information concerning individual grants of options to purchase Full Voting Common Shares made to Named Executive Officers during 1996.

                                                                                                          POTENTIAL REALIZABLE
                                  NUMBER OF                                                                 VALUE AT ASSUMED
                                 SECURITIES          % OF TOTAL                                             ANNUAL RATES OF
                             UNDERLYING OPTIONS   OPTIONS GRANTED    EXERCISE OR                      STOCK PRICE APPRECIATION FOR
           NAME                    GRANTED          TO EMPLOYEES      BASE PRICE    EXPIRATION DATE           OPTION TERM
---------------------------  ------------------   ---------------    -------------  ---------------  -----------------------------
                                                                                                           5%             10%
                                                                                                     -------------   -------------
James N. Stanard...........            77,500(1)            17.72%          $29.45          8/06/06     $1,453,373      $3,637,518
Neill A. Currie............            51,500(1)            11.78            29.45          8/06/06        953,829       2,417,189
David A. Eklund............            51,500(1)            11.78            29.45          8/06/06        953,829       2,417,189
                                        2,944(2)             0.67            27.25          3/26/05         44,230         108,940
                                        3,216(2)             0.74            29.55          6/30/05         52,394         129,050
Keith S. Hynes.............            51,500(1)            11.78            29.45          8/06/06        953,829       2,417,189
William I. Riker...........            51,500(1)            11.78            29.45          8/06/06        953,829       2,417,189
                                        2,944(2)             0.67            27.25          3/26/05         44,230         108,940
                                        3,793(2)             0.87            29.55          6/30/05         61,795         152,203

___________________

(1) These Options granted under the Incentive Plan are Options not qualified as incentive stock options within the meaning of Section 422 of the Code which vest 15% on each of August 6, 1997, 1998 and 1998 and 55% on August 6, 1999. See "Proposal 2--The Incentive Plan Proposal" below for a general description of the Incentive Plan.

(2) Consists solely of "Reload Options" granted under the Incentive Plan. See "Proposal 2--The Incentive Plan Proposal" below.

                     AGGREGATE STOCK OPTION EXERCISE TABLE

     The following table sets forth information regarding the exercise of Options by Named Executive Officers during 1996. The table also shows the number and value of unexercised Options which were granted to the Named Executive Officers during 1996. The values of unexercised Options are based on a fair market value of $33.00 per share on December 31, 1996.

                                                                             NUMBER OF
                                  NUMBER OF                            SECURITIES UNDERLYING
                             SHARES ACQUIRED ON                         UNEXERCISED OPTIONS       VALUE OF UNEXERCISED IN-THE-MONEY
           NAME                   EXERCISE        VALUE REALIZED(1)  EXERCISABLE/UNEXERCISABLE    OPTIONS EXERCISABLE/UNEXERCISABLE
--------------------------   ------------------   -----------------  -------------------------    ---------------------------------
James N. Stanard                              --              --                286,605/229,645                $5,732,100/$3,318,025

Neill A. Currie                               --              --                 64,960/111,541                  1,285,956/1,343,934

David A. Eklund                            9,375        $127,110                  23,035/96,500                    365,523/1,029,736

Keith S. Hynes                                --              --                  27,125/99,125                    522,573/1,075,543

William I. Riker                          10,250         139,360                 37,099/105,889                    637,244/1,210,813

________________
(1) The values realized are based on a fair market value on the date of exercise less the Option exercise price.


Director Compensation

     The Non-Employee Director Stock Plan, as amended, provides equity compensation for those directors of the Company (the "Non-Employee Directors") who are not employees of the Company or the Investors, or any of their respective affiliates. Such Plan provides for (i) annual grants of Full Voting Common Shares in such number as the Board may determine; (ii) grants of options to purchase 6,000 Full Voting Common Shares upon appointment to the Board (or such later date as the Board may establish) and options to purchase 2,000 Full Voting Common Shares upon each re-election to the Board, in each case at an exercise price equal to the fair market value of the Full Voting Common Shares on the date of grant or as otherwise determined by the Board; (iii) grants of Full Voting Common Shares from time to time in such number as the Board may determine; and (iv) grants of options to purchase Full Voting Common Shares from time to time, at such price and in such number as the Board may determine. Non-Employee Directors will also receive an annual retainer of $10,000 under such Plan. Non-Employee Directors also receive a fee of $1,000 for each Board meeting attended and a fee of $500 for each Board committee meeting attended. Additionally, the Company provides to all directors reimbursement of all expenses incurred in connection with service on the Board.


Loan and Pledge Agreements

     The Company entered into loan and pledge agreements with Messrs. Stanard, Currie, Eklund, Hynes and Riker to assist them in meeting income tax obligations relating to their receipt of Base Shares and Bonus Shares pursuant to the 1995 Recapitalization. During 1995, Mr. Hynes repaid the entire amount of the loan provided to him, plus accrued interest to the repayment date. See "Certain Relationships and Related Transactions."

Employment Agreements

     On March 26, 1995, Reinsurance entered into an Amended and Restated Employment Agreement with James N. Stanard (the "CEO Employment Agreement"). The CEO Employment Agreement provides that Mr. Stanard will serve as Chief Executive Officer of the Company until December 31, 1997, unless terminated earlier as provided therein.

     The CEO Employment Agreement currently provides for a base salary of $400,000 per year. In addition, Mr. Stanard is entitled to certain expense reimbursements including reasonable housing and relocation expenses in connection with his moving to and residing in Bermuda, reasonable business-related expenses incurred by him in connection with the performance of his duties, an automobile, first-class air travel for himself and his family between Bermuda and the United States, professional tax and financial planning services and tax reimbursement for any additional income tax liability of Mr. Stanard attributable to certain of the foregoing. Mr. Stanard may receive an annual bonus at the discretion of the Compensation Committee.

     The CEO Employment Agreement contains customary provisions relating to exclusivity of services, non-competition and confidentiality. These provisions require that Mr. Stanard devote substantially all of his working time to the business of the Company and Reinsurance, and not engage in business activities that are competitive with the business of the Company and Reinsurance. As described below, the non-competition obligation may extend for up to one year after termination of Mr. Stanard's employment. In addition, Mr. Stanard is required to maintain in confidence, and not use for his own benefit, any business secrets or other confidential information concerning the business or policies of the Company and Reinsurance.

     Upon expiration of the CEO Employment Agreement on December 31, 1997, or upon any termination of Mr. Stanard's employment other than a voluntary termination without "Good Reason" or a termination for "Cause" (as such terms are defined in the CEO Employment Agreement), Mr. Stanard shall receive $250,000, payable in 12 equal monthly installments. Reinsurance may terminate the CEO Employment Agreement at any time for "Cause."

     Under the CEO Employment Agreement, "Cause" means Mr. Stanard's (i) willful and continued failure to substantially perform his duties, (ii) engaging in willful misconduct which is demonstrably and materially injurious to the Company or Reinsurance, (iii) commission of an act of fraud or embezzlement against the Company or Reinsurance, (iv) conviction of a felony or (v) material breach of his confidentiality or noncompetition obligations. "Good Reason" means (i) an assignment to Mr. Stanard of duties materially inconsistent with his current authority, duties or responsibilities, or other material diminution or adverse change in his current authority, duties or responsibilities without his consent,
(ii) a material breach of the CEO Employment Agreement by Reinsurance, (iii) a failure by Reinsurance to have any successor be bound by the terms of the CEO Employment Agreement or (iv) a decision by the Board to effect a winding down and dissolution of Reinsurance.

     The CEO Employment Agreement provides that upon a termination of Mr. Stanard's employment by Reinsurance for "Cause," or a voluntary termination by Mr. Stanard without "Good Reason," Mr. Stanard may not engage in business practices competitive with the business of the Company for a period of one year from termination. In exchange for this non-competition obligation, Reinsurance is required to pay Mr. Stanard $400,000 in twelve equal monthly installments. The Company may, within 14 days of such termination, elect not to enforce the non-competition obligation, in which case it is not obligated to pay such amounts.

     On March 26, 1995, Reinsurance entered into employment agreements with each of Messrs. Currie, Hynes, Riker and Eklund. These agreements (i) expire on June 30, 1997, (ii) provide for a base salary at a rate to be determined by the Board in its discretion, bonus and expense reimbursement arrangements for relocation, housing and automobile expenses and (iii) contain customary provisions relating to exclusivity of services, non-competition and confidentiality similar to those contained in the CEO Employment Agreement. Upon termination of an executive's employment by the Company without "Cause" (as defined therein), the Company will be required to continue to pay the executive the base salary to which he would have been entitled had his employment continued until the expiration of the agreement, in equal monthly installments commencing upon his termination of employment. For purposes of these agreements, "Cause" means an executive's (i) failure to substantially perform his duties, (ii) engaging in misconduct which is injurious to the Company or Reinsurance, (iii) commission of an act of fraud or embezzlement against the Company or Reinsurance, (iv) the conviction of a felony or (v) material breach of his confidentiality or noncompetition obligations.

                            NEW PLAN BENEFITS TABLE

                          RENAISSANCERE HOLDINGS LTD.

             SECOND AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

NAME AND POSITION                         DOLLAR VALUE  NUMBER OF UNITS
-----------------------------------------------------------------------
James N. Stanard, President and Chief
 Executive Officer.......................      *               *
Neill A. Currie, Senior Vice President...      *               *
David A. Eklund, Senior Vice President...      *               *
Keith S. Hynes, Senior Vice President
 and Chief Financial Officer.............      *               *
William I. Riker, Senior Vice President..      *               *
Named Executive Officers.................      *               *
Non-Executive Director Group.............     N/A             N/A
Non-Executive Officer Employee Group.....      *               *

__________________
* Information concerning Options and Restricted Shares awarded to and/or purchased by Named Executive Officers under the Incentive Plan is set forth above in the Summary Compensation Table, Stock Option Grants Table and Aggregate Stock Option Exercise Table above, as well as the general description of the Incentive Plan. Options for an aggregate of 122,300 Full Voting Common Shares have been granted to Non-Executive Officer employees as a group. As of the date of this Proxy Statement, no Options or Restricted Shares had been granted under the Incentive Plan during 1997.

                  PROPOSAL 1 -- THE RENAISSANCE BOARD PROPOSAL

     The Board presently consists of 11 directors who are elected to serve until the next annual general meeting of shareholders or until their successors are duly elected. The Board has designated the Nominees listed below for election as directors to the Board to serve until the 1998 Annual Meeting or until their successors are duly elected. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such other nominee, if any, in their discretion as may be recommended by the Board.

                                   NOMINEES

NAME                         AGE                     POSITION
--------------------------------------------------------------------------------
James N. Stanard...........   48  President and Chief Executive Officer,
                                  Chairman of the Board
Arthur S. Bahr.............   65  Director
Thomas A. Cooper...........   60  Director
Edmund B. Greene...........   58  Director
Gerald L. Igou.............   62  Director
Kewsong Lee................   31  Director
John M. Lummis.............   39  Director
Howard H. Newman...........   49  Director
Scott E. Pardee............   60  Director
John C. Sweeney............   52  Director
David A. Tanner............   38  Director


RECOMMENDATION AND VOTE

     Approval of the election of the Nominees to the Board requires the affirmative vote of a majority of the voting rights attached to the Common Shares present, in person or by proxy, at the Annual Meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD.


                   PROPOSAL 2 -- THE INCENTIVE PLAN PROPOSAL

     The Board has adopted certain amendments to the Incentive Plan which, among other things, provide for (i) the issuance of Full Voting Common Shares subject to such restrictions as shall be determined from time to time by the Sub-Committee; (ii) the termination of future issuances of certain options thereunder; (iii) the termination of all transfer restrictions on Full Voting Common Shares (other than Restricted Shares) acquired thereunder; and (iv) the issuance of other share-based awards as determined by the Sub-Committee.
Subject to the requisite affirmative shareholder vote at the Annual

Meeting, the Board has also adopted amendments to the Incentive Plan which would
(i) increase the number of authorized Full Voting Common Shares available for issuance thereunder by 1,000,000 shares; (ii) increase the number of shares for which options may be granted to any single participant by 1,000,000 shares; and
(iii) adjust the method of calculating the number of shares available for issuance thereunder by deeming the number of shares tendered to, or withheld by, the Company in connection with certain option exercises and in satisfaction of tax withholding liabilities to be so available. A general description of the Incentive Plan, as amended, is set forth below.

     The purpose of the Incentive Plan is to provide a means by which the Company can attract and retain highly qualified individuals to serve in key positions and to provide equity-based incentives for employees generally. The Company seeks to achieve this goal through the grant of a combination of Options and Restricted Shares. The Incentive Plan allows for the grant of both "incentive stock options" qualified under Section 422 of the Code ("ISOs") and options which do not so qualify ("NQSOs").

     At present, an aggregate of 787,500 Restricted Shares have been issued under the Incentive Plan. In addition, the Company has issued Options for 1,146,328 Full Voting Common Shares. Subject to the requisite affirmative vote of the Incentive Plan Proposal at the Annual Meeting, the total number of Full Voting Common Shares which may be issued under such Plan will be increased from 3,000,000 to 4,000,000, including shares covered by "Reload Options" (discussed below). The number of shares available for issuance will be increased by the number of shares tendered to or withheld by the Company in connection with Option exercises and tax withholding. The maximum number of shares for which ISOs may be granted under the Plan shall not exceed 4,000,000, and the maximum number of shares for which Options may be granted to any single participant shall not exceed 4,000,000. As of March 15, 1997, the per share market value of the Full Voting Common Shares was $_______.

     The Incentive Plan is presently administered by the Sub-Committee. The Sub-Committee has full discretion to select participants in such Plan, to determine the number of shares subject to awards granted to each participant and the terms and conditions of such awards, subject to the express provisions of such Plan. The Sub-Committee may grant Options at a price below, equal to or above Fair Market Value (as defined in the Plan) on the date of grant. All employees of the Company have been granted Options under such Plan.

     The Incentive Plan provides that the Sub-Committee may grant "Reload Options." Reload Options may be granted when a participant exercises an Option and pays the exercise price by delivering Full Voting Common Shares which have been held by the participant for at least six months, or in the event a participant's tax withholding liability upon exercise of Options is satisfied by having the Company withhold Full Voting Common Shares. Reload Options are Options to purchase that number of shares equal to the number of Full Voting Common Shares so delivered to, or withheld by, the Company. The exercise price applicable to Reload Options is the fair market value per share on the date the Reload Options are granted. The duration of Reload Options may not extend beyond ten years from the date of grant of the underlying Options to which the grant of the Reload Option relates. Reload Options are fully vested and exercisable on the date of grant.

     The Sub-Committee may, at its discretion, approve cash payments to participants on certain Options. Participants who hold any such Options as of the date immediately following the record date for a dividend declared in respect of the Common Shares shall receive a cash payment with respect to such Options equal to the product of (A) the per share dollar amount of the dividend so declared and (B) the number of Common Shares issuable upon exercise of such Options as of the date immediately following such record date. Such amounts are generally paid at the time dividends are paid and are not contingent upon the exercise of such Options.

     In general, the following provisions apply upon termination of employment. If a participant is terminated by the Company, with or without Cause, all Options and Restricted Shares which were not vested on the date of termination are forfeited, and the participant will have a period of up to 30 days to exercise vested Options. The same provisions apply to a participant who voluntarily resigns. In the case of Mr. Stanard only, in the event of termination of his employment by the Company without Cause (which includes a voluntary termination by Mr. Stanard for "Good Reason" as defined in the CEO Employment Agreement), all Options and Restricted Shares which were not vested as of the date of termination will become immediately vested. In addition, if any participant's employment is terminated by reason of his death or disability, all Options and Restricted Shares which were not vested as of the date of termination will become immediately vested. Options and Restricted Shares may not be sold, assigned, donated, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution. During a participant's lifetime, Options may be exercised only by the participant.

     The Incentive Plan provides for customary antidilution adjustments in the event of a change in the Company's capitalization by reason of share dividends, share splits, recapitalizations, reorganizations, mergers and other similar events. In the event of a "Change in Control" of the Company (as defined therein), all outstanding awards automatically vest and participants are to be paid cash for the "in-the-money" value of all such awards, based on the price paid to the Company's shareholders in connection with the Change in Control.

     The Board may at any time amend or terminate the Incentive Plan in any respect, except that the Board may not cancel or adversely affect outstanding awards without the express written consent of the affected participant. Also, the Board may not increase the maximum number of shares issuable under the Incentive Plan without shareholder approval.

Federal Income Tax Consequences

     The following is a brief discussion of the Federal income tax consequences of transactions under the Incentive Plan based on the Code. The Incentive Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe state or local taxes consequences.

     ISOs. No taxable income is realized by a participant upon the grant or exercise of an ISO. If Full Voting Common Shares are issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant's employer for Federal income tax purposes.

     If the Full Voting Common Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (ii) the participant's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the ISO will generally be taxed as the exercise of a NQSO.

     In general, for purposes of the alternative minimum tax, the exercise of an ISO will be treated as if it were the exercise of a NQSO. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the participant's alternative minimum taxable income. Consequently, a participant exercising an ISO with respect to unrestricted Full Voting Common Shares will have income, for purposes of determining the base for the application of the alternative minimum tax, in an amount equal to the spread between the option price paid for the shares and the fair market value of the shares on the date of exercise.

     NQSOs. With respect to NQSOs, (i) no income is realized by the participant at the time the NQSO is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the fair market value of the Full Voting Common Shares, if unrestricted, on the date of exercise and the price paid for the shares, and the Company is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Restricted Shares. In general, a participant will not realize income for tax purposes in respect of the receipt of Restricted Shares prior to the expiration of the period during which such shares are restricted (the "Forfeiture Period"). A participant generally realizes as ordinary income the fair market value of the Full Voting Common Shares (less any amounts paid for such shares) determined as of the expiration of the Forfeiture Period (i.e., the earlier of the time such restricted Full Voting Common Shares are either transferable or no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code). Upon the expiration of the Forfeiture Period, a participant's tax basis in the Full Voting Common Shares is equal to any after-tax amount paid for such shares plus the amount includible in income with respect to such shares. With respect to the sale of Full Voting Common Shares after the expiration of the Forfeiture Period, any gain or loss would generally be treated as long-term or short-term capital gain or loss, depending on the holding period. The company generally would be entitled to a deduction in the amount of a participant's income at the time such income is includible as described above, provided that applicable Federal income tax withholding requirements are satisfied. If a participant makes a timely election under
Section 83(b) of the Code, both the participant and the Company would be subject to the foregoing rules determined as of the date such Restricted Shares were issued, instead of at the expiration of the Forfeiture Period.


RECOMMENDATION AND VOTE

     Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the voting rights attaching to the Common Shares present, in person or by proxy, at the Annual Meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

                  PROPOSAL 3 -- THE PREFERENCE SHARES PROPOSAL

     The Board has determined that it is in the best interests of the Company and its shareholders to amend the Bye-Laws (i) to create a class of Preference Shares; (ii) to empower the Board to issue Preference Shares of the Company in one or more series and fix the rights, preferences, privileges and restrictions thereof, without any further shareholder vote or action; and (iii) to make certain related changes reflecting a capital structure consisting of Preference Shares as well as Common Shares.

     If the Preference Shares Proposal is approved by the requisite affirmative shareholder vote at the Annual Meeting, the Board would be empowered to authorize the issuance of the Preference Shares from time to time in one or more series for any proper corporate purpose without the delay and expense of seeking shareholder approval each time, unless required by applicable laws or regulations or stock exchange rules. The Board believes that this ability to issue Preference Shares without any further shareholder vote or action will add flexibility to the Company's capital structure by allowing the Company to issue Preference Shares for such purposes as the public or private sale of Preference Shares for cash as a means of obtaining additional capital for use in the Company's business and operations, and the issuance of Preference Shares as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. The Board believes that this flexibility is important to the Company's long-term business prospects and shareholder value. The Company does not currently have any agreements, understandings or arrangements which would result in the issuance of any Preference Shares.

     Although the Board has no present intention of doing so, it could issue Preference Shares (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, and thus make more difficult the removal of management, even if it may be beneficial to the interests of the shareholders. For example, when in the judgment of the Board such action would be in the best interests of the shareholders and the Company, the Board could issue Preference Shares to purchasers favorable to the Board to create voting or other impediments to discourage persons seeking to gain control of the Company. In addition, the Board could authorize holders of a series of Preference Shares to vote either separately as a class or with the holders of Common Shares, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of additional authorized Preference Shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new Preference Shares could also be used to dilute the share ownership of a person, including shareholders, or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interests of the shareholders generally and the Company. Such issuance of Preference Shares could also have the effect of diluting the earnings per share and book value per share of the Common Shares.

     It is not possible to state the precise effect of the authorization of the Preference Shares upon the rights of holders of Common Shares until the Board determines the respective preferences, limitations and relative rights of the holders of one or more series of the Preference Shares. However, such effect might include: (i) reduction of the amount otherwise available for payment of dividends on the Common Shares, to the extent dividends are payable on any issued Preference Shares, and restrictions on dividends on Common Shares if dividends on the Preference Shares are in arrears; (ii) dilution of the voting power of the Common Shares to the extent that the Preference Shares have voting rights; and (iii) the holders of Common Shares not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preference Shares.

     Pursuant to the Company's Memorandum of Association, shareholders are not entitled to preemptive rights to subscribe for Preference Shares.

     The Board has approved the amendment and restatement of Bye-Law 43 (b)(2), Bye-Law 50, Bye-Law 51(a) and Bye-Law 52 as follows:

43.  Voting at meetings
     ------------------

          (b) (2) Notwithstanding any other provisions of these Bye-laws to the contrary, the Company may (i) authorize or effect any acquisition or disposition of all or substantially all of the assets of the Company; (ii) authorize or effect the liquidation, dissolution or winding-up of the Company or (iii) amend, alter or repeal any provision of this Bye-law 43 in a General Meeting only upon the affirmative vote of a majority of the voting rights attached to all issued and outstanding capital shares of the Company entitled to vote thereon in accordance with these Bye-Laws.

50.  Rights of shares
     ----------------

     (a) Subject to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of two classes, being 100 million common shares of US$1.00 each (the "Common Shares") and 100 million preference shares of US$1.00 each (the "Preference Shares"), which shall have the rights, terms, restrictions and preferences set out in or determined in accordance with these Bye-laws.

     (b) The Common Shares shall be divided in 81,570,583 Full Voting Common Shares; 16,789,776 Diluted Voting Class I Common Shares; and 1,639,641 Diluted Voting Class II Common Shares. The Diluted Voting Class I Common Shares and the Diluted Voting Class II Common Shares shall have the rights, terms, restrictions and preferences as set forth in Schedule A to these Bye-laws, but otherwise the holders of Common Shares shall:

     (i)  be entitled to one vote per share;

     (ii) be entitled to such dividends as the Board may from time to time declare;

     (iii) the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

     (iv) generally be entitled to enjoy all of the rights attaching to shares.

     (c) The Board is authorized, subject to limitations prescribed by law, to issue the Preference Shares in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by the shareholders.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

       (i) The distinctive designation of that series and the number of Preference Shares constituting that series, which number (except as otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;

       (ii) The rights in respect of dividends, if any, of such series of Preference Shares, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of shares of the Company, and whether such dividends shall be cumulative or non-cumulative;

       (iii) The voting powers, if any, of the holders of any series of Preference Shares generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preference Shares or all series of Preference Shares as a class, or together with the holders of any other class of the capital stock of the Company to elect one or more directors of the Company (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Company or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Company), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto;

       (iv) Whether the Preference Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates), and whether they may be redeemed at the option of the Company, at the option of the holder, or at the option of both the Company and the holder;

       (v) The right, if any, of the holders of such series of Preference Shares to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Company and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preference Shares may be converted or exchanged;

       (vi) The amounts, if any, payable upon the Preference Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of shares of any other class or series or in the event of any merger or consolidation of or sale of assets by the Company;

       (vii) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preference Shares; and

       (viii) Any other relative rights, preferences, limitations and powers of that series.

51.  Power to issue shares
     ---------------------

     (a) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine.

52.  Variation of rights and alteration of share capital
     ---------------------------------------------------

          (a) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate General Meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

          (b) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.


RECOMMENDATION AND VOTE

     Approval of the Preference Shares Proposal requires the affirmative vote of a majority of the voting rights attaching to all issued and outstanding Common Shares.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PREFERENCE SHARES PROPOSAL.


                PROPOSAL 4 -- THE RENAISSANCE AUDITORS PROPOSAL

     Upon recommendation of the Audit Committee, the Board proposes that the shareholders appoint the firm of Ernst & Young to serve as the independent auditors of the Company for the 1997 fiscal year until the 1998 Annual Meeting. Ernst & Young served as the Company's independent auditors for the 1996 fiscal year. A representative of Ernst & Young will attend the Annual Meeting, and will be available to respond to questions and may make a statement if he or she so desires. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' remuneration to the Board.

RECOMMENDATION AND VOTE

     Approval of the Renaissance Auditors Proposal requires the affirmative vote of a majority of the voting rights attaching to the Common Shares present, in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE RENAISSANCE AUDITORS PROPOSAL.


                  PROPOSAL 5 -- THE REINSURANCE BOARD PROPOSAL

     In accordance with the Company's Bye-Laws, shareholders of the Company are entitled to vote on proposals to be considered by the Company, as the holder of all outstanding capital shares of Reinsurance, at all general meetings of shareholders of Reinsurance. The Reinsurance Board presently consists of 11 directors who are elected to serve until the next annual general meeting of shareholders or until their successors are duly elected. The Board has nominated the Nominees set forth below Proposal 1 for election as directors to the Reinsurance Board. Pursuant to the Reinsurance Board Proposal and in accordance with the Company's Bye-Laws, shareholders will vote to fix the number of directors serving on the Board of Directors of Reinsurance at 11 and to elect the Nominees to the Reinsurance Board to serve until the 1998 annual general meeting of shareholders of Reinsurance or until their successors are duly elected. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director to the Reinsurance Board, the persons named in the accompanying form of proxy will vote for such other nominee, if any, in their discretion as may be recommended by the Board.


RECOMMENDATION AND VOTE

     Approval of the Reinsurance Board Proposal requires the affirmative vote of a majority of the voting rights attaching to the Common Shares present, in person or by proxy, at the Annual Meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO THE REINSURANCE BOARD.


                PROPOSAL 6 -- THE REINSURANCE AUDITORS PROPOSAL

     In accordance with the Company's Bye-Laws, shareholders of the Company are entitled to vote on proposals to be considered by the Company, as the holder of all outstanding capital shares of Reinsurance, at all general meetings of shareholders of Reinsurance. Pursuant to the Reinsurance Auditors Proposal and in accordance with the Company's Bye-Laws, shareholders will vote to appoint Ernst & Young as independent auditors of Reinsurance for the 1997 fiscal year to serve until the 1998 annual general meeting of shareholders of Reinsurance and to refer to the Reinsurance Board the determination of the auditors' remuneration.


RECOMMENDATION AND VOTE

     Approval of the Reinsurance Auditors Proposal requires the affirmative vote of a majority of the voting rights attaching to the Common Shares present, in person or by proxy, at the Annual Meeting.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE REINSURANCE AUDITORS PROPOSAL.

                             ADDITIONAL INFORMATION


Other Action at the Annual Meeting

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996, including financial statements for the year ended December 31, 1996 and the auditors' report thereon, has been sent to all shareholders. The financial statements and auditor's report will be formally laid before the Annual Meeting, but no shareholder action is required thereon.

     As of the date of this Proxy Statement, the Company has no knowledge of any business, other than that described herein, which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business.


Shareholder Proposals for 1998 Annual General Meeting of Shareholders

     Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual general meetings consistent with regulations adopted by the Commission and the Bye-Laws. Proposals intended for inclusion in the proxy statement for the 1998 annual general meeting of shareholders must be received by the Company not later than December 2, 1997. Proposals should be directed to the attention of the Secretary, RenaissanceRe Holdings Ltd., P.O. Box HM 2527, Hamilton HM GX Bermuda.

                          SECOND AMENDED AND RESTATED
                          1993 STOCK INCENTIVE PLAN OF
                          RENAISSANCERE HOLDINGS LTD.

1.  PURPOSE

          The purpose of the Second Amended and Restated 1993 Stock Incentive Plan (the "Plan") of RenaissanceRe Holdings Ltd. (the "Company") is to provide a means through which the Company and the Subsidiaries, as applicable, may attract able persons to enter and remain in the employ of the Company and to provide a means whereby those employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain Common Share ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between the Company's shareholders and such employees. As used herein with reference to the employment of a Participant, the term "Company" shall include the Subsidiaries, as applicable.


2.   DEFINITIONS

     The following definitions shall be applicable throughout the Plan.

          (a) "Base Shares" means the Base Shares issued under the 1995 Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Bonus Shares" means the Bonus Shares issued under the 1995 Plan.

          (d) "Cause" means the definition of such term in a Participant's employment agreement, without regard to whether such employment agreement has expired, or in the absence of such an agreement, (1) a Participant's failure to substantially perform his duties as an employee of the Company, (2) the engaging by the Participant in misconduct which is injurious to the Company, monetarily or otherwise, (3) the commission by the Participant of an act of fraud or embezzlement against the Company, (4) the conviction of the Participant of a felony, or (5) a material breach of any Non-Competition Obligation.

          (e) "Change in Control" means the sale or other disposition of more than 90% of the value of all of the Company's outstanding equity securities to one or more persons other than the Investors, but excluding any transaction which, in the discretion of the Board, is to be accounted for as a pooling of interests.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the Compensation Committee of the Board or any sub-committee thereof.

          (h) "Common Shares" means the common shares of the Company, par value $1.00 per share.

          (i) "Disability" means the definition of such term in a Participant's employment agreement, without regard to whether the term of such employment agreement has expired, or in the absence of such agreement, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced, as determined by the Board based upon medical evidence acceptable to it.

          (j) "Fair Market Value" of a Common Share means, as of any date when the Common Shares are quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System ("NMS") or listed on one or more national securities exchanges, the average closing trading price reported on NASDAQ-NMS or the principal national securities exchange on which such Common Shares are listed and traded for the five-day period preceding such date. If the Common Shares are not quoted on NASDAQ-NMS or listed on such an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board to be the fair market value of the Common Shares based upon a good faith attempt to value the Common Shares accurately.

          (k) "Investors" shall have the meaning given such term in the Shareholders Agreement.

          (l) "ISO" means an "incentive stock option" within the meaning of
Section 422 of the Code.

          (m) "Non-Competition Obligation" means the definition of such term in a Participant's employment agreement, without regard to whether such employment agreement has expired, or in the absence of such an agreement, the obligation of each Participant, in consideration of the receipt of awards hereunder, for the one year period commencing on the termination of such Participant's employment, not to directly or indirectly, whether as an employee consultant, independent contractor, partner, joint venturer or otherwise, (A) engage in any business activities reasonably determined by the Board to be competitive, to a material extent, with any substantial type or kind of business activities conducted by the Company or its Subsidiary at the time of such termination; (B) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or its Subsidiary, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or its Subsidiary to terminate such person's contract of employment or agency, as the case may be, with the Company or its Subsidiary, or (C) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or its Subsidiary, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company or its Subsidiary.

          (n) "NQSO" means an Option which is not an ISO.

          (o) "Option" means an option to purchase Common Shares, which may be either an ISO or a NQSO.

          (p) "Participant" means an employee of the Company who has been granted awards pursuant to the Plan.

          (q) "Plan" means the Second Amended and Restated 1993 Stock Incentive Plan of RenaissanceRe Holding Ltd.

          (r) "1995 Plan" means the Amended and Restated 1993 Stock Incentive Plan of RenaissanceRe Holdings Ltd., effective as of March 26, 1995.

          (s) "Reload Options" shall mean Options granted pursuant to Section 7(d) hereof.

          (t) "Restricted Stock" means Common Shares subject to such restrictions as may be prescribed by the Committee.

          (u) "Shareholders Agreement" means that certain amended and restated shareholders agreement dated as of the 23rd day of December, 1996, among the Investors.

          (v) "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

          (w) "Without Cause" means the definition of such term in a Participant's employment agreement, without regard to whether such employment agreement has expired, or in the absence of such an agreement, any termination by the Company for reasons other than Cause or Disability.

3.   RESTATEMENT OF PLAN; EFFECTIVE DATE, DURATION, SHARES RESERVED

          (a) The Plan is an amendment and restatement of the 1995 Plan, and shall be effective on the date of its adoption by the Board, subject to approval by the shareholders of the Company. In the event the Plan is so approved, it shall continue in effect for a period of ten years from such date, after which no awards may be granted, provided that the expiration of the

Plan shall not affect the obligations of the Company and Participants with respect to outstanding awards.

          (b) Subject to adjustments pursuant to the provisions of Section 10 hereof, the maximum number of Common Shares which may be issued or sold hereunder shall not exceed 4,000,000, inclusive of shares issued or sold pursuant to awards granted under the 1995 Plan. Such shares may be either authorized but unissued shares; provided, however, that shares with respect to which an Option has been exercised, or as to which Base Shares, Bonus Shares or Restricted Stock have vested, shall not again be available for issuance hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised, or if Base Shares, Bonus Shares or Restricted Stock are forfeited, the Common Shares allocable to the unexercised portion of such Options or the forfeited Base Shares, Bonus Shares or Restricted Stock will again be available for issuance under the Plan. The number of Common Shares available for issuance shall be increased by the number of shares tendered to or withheld by the Company in connection with the payment of the purchase price or tax withholding obligations relating to any award hereunder. The preceding sentence notwithstanding, the maximum number of shares for which ISOs may be granted under the Plan shall not exceed 4,000,000, and the maximum number of shares for which Options may be granted to any single Participant shall not exceed 4,000,000.

4.   ADMINISTRATION

          The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Participants in the Plan;

          (b) Determine the number of Options or other awards to be granted to each Participant;

          (c) Determine the time or times when Options or other awards will be granted;

          (d) Determine the terms of each award, including whether an Option will be an ISO or an NQSO and the terms for payment of the exercise price; and

          (e) Prescribe the form or forms of agreements evidencing Options and other awards.

          Subject to the provisions of the Plan and the terms of any employment agreement entered into with a Participant which relate to the Plan, the Committee shall have the authority to interpret the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the

Plan as it may deem necessary or advisable for the administration of the Plan.

5.   ELIGIBILITY

          Participants shall be limited to officers and employees of the Company who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to receive awards under the Plan.

6.   TERMS OF OUTSTANDING BASE SHARES, BONUS SHARES AND OPTIONS UNCHANGED

          The adoption of the Plan shall not affect the terms and conditions applicable to outstanding Base Shares, Bonus Shares and Options.

7.   TERMS OF OPTIONS; OTHER AWARDS

          (a) GENERAL. Options may be granted under the Plan from time to time as determined by the Committee. Subject to the provisions of the Plan, the Committee will determine the terms of Options to be granted. Options may be granted at a price below, equal to or above Fair Market Value, as determined by the Committee in its sole discretion. All Options granted under the Plan will have a maximum term of ten years from the date of grant, subject to earlier termination as provided in the Plan or in a Participant's Option agreement.

          (b) POOL A OPTIONS. Under the 1995 Plan, the Company granted Options for an aggregate of 675,000 Common Shares ("Pool A Options") to Participants.

          (c) POOL B OPTIONS. The Company has granted Options ("Pool B Options") for an aggregate of 226,650 Common Shares.

          (d) RELOAD OPTIONS. (i) Reload Options may be granted from time to time by the Committee, in its sole discretion, in the event a Participant, while employed by the Company, exercises an Option by the delivery of Common Shares which have been held by the Participant for a period of at least six months, or in the event a Participant's tax withholding obligations upon exercise of Options are satisfied by the Company withholding Common Shares with an aggregate Fair Market Value equal to the minimum tax withholding amount due thereon, as provided in Section 9(c)(ii) hereof. Such Reload Options shall entitle the Participant to purchase that number of Common Shares equal to the number of Common Shares so delivered to, or withheld by, the Company, provided that the total number of shares covered by Reload Options shall not exceed the number of shares subject to the original Option grant.

          (ii) The price per share of Reload Options shall be the Fair Market Value Per Share on the date such Reload Option is granted. The duration of such Reload Option shall not extend beyond ten years from the date of grant of the underlying award to which the grant of the Reload Option relates. Reload Options shall be fully vested and exercisable on the date of grant. Other specific terms and conditions applicable to Reload Options granted under the Plan shall be determined by the Committee.

          (e) SPECIAL PROVISIONS APPLICABLE TO ISOS. The following special provisions shall be applicable to ISOs granted under the Plan.

          (i) No ISOs shall be granted under the Plan after ten years from the earlier of (1) the date the Plan is adopted by the Board, or (2) the date the Plan is approved by the Company's shareholders.

          (ii) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries, or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

          (iii) If the aggregate fair market value of the Common Shares with respect to which ISOs are exercisable for the first time by any Participant during a calendar year (under all plans of the Company and its parent corporations and Subsidiaries) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as NQSOs. For purposes of the preceding sentence, the fair market value of the Common Shares shall be based on the Fair Market Value per share, determined at the time the ISOs covering such shares were granted.

          (iv) The exercise price per Common Share of an ISO may not be less than the Fair Market Value Per Share on the date the ISO is granted.

          (f) OTHER AWARDS. The Committee may grant other forms of share-based awards, including without limitation Restricted Stock, on such terms as it shall establish in its sole discretion.

8.   TERMINATION OF EMPLOYMENT.

          Except to the extent specifically provided otherwise in a Participant's award agreement, the following provisions shall apply to Base Shares, Bonus Shares and Options upon a Participant's termination of employment with the Company.

          (a) IN GENERAL. In the event a Participant's employment with the Company is terminated for any reason other than his or her death or Disability, all Base Shares, Bonus Shares, Restricted Stock and Options which have not vested as of the date of such termination shall be immediately forfeited. The Participant shall have a period of up to 30 days within which to exercise any Options which were vested as of the date of termination, and such vested Options shall lapse and be cancelled to the extent not so exercised.

          (b) DEATH OR DISABILITY. In the event a Participant's employment with the Company is terminated by reason of his or her death or Disability or if such Participant shall die or become disabled within 30 days of his or her involuntary termination of employment other than for Cause, all Base Shares, Bonus Shares, Restricted Stock and Options which have not vested as of the date of such termination shall become immediately vested. Such Participant (or such Participant's estate) shall have up to one year after such termination to exercise vested Options.

9.   GENERAL

          (a) PRIVILEGES OF SHARE OWNERSHIP. (i) Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of share ownership in respect of Common Shares which are subject to Options until such shares have been issued to that person upon exercise of an Option according to its terms. Except as otherwise provided in the Plan, holders of Base Shares, Bonus Shares and Restricted Stock will be entitled to the privileges of share ownership in respect of such shares, including the right to vote and receive dividends, whether or not such shares are vested.

          (ii) The Committee may, at its discretion, approve cash payments to Participants on certain Options. Participants who hold any such Options as of the date immediately following the record date for a dividend declared in respect of the Common Shares shall receive a cash payment with respect to such Options equal to the product of (A) the per share dollar amount of the dividend so declared and (B) the number of Common Shares issuable upon exercise of such Options as of the date immediately following such record date. Such amounts shall generally be paid at the time dividends are paid and shall not be contingent upon the exercise of such Options.

          (b) GOVERNMENT AND OTHER REGULATIONS. The obligations of the Company under the Plan shall be subject to all applicable laws, rules, regulations and other governmental requirements; it being understood, however, that the Company shall take all reasonable actions as may be required to ensure that the benefits intended to be conferred on the Participants hereunder shall not be reduced to any material extent by any unanticipated governmental requirements.

          (c) TAX WITHHOLDING. The Company shall have the right to deduct from any payment to a Participant pursuant to the Plan any federal, state or local income or other taxes required by law to be withheld in respect thereof. It shall be a condition to the obligation of the Company to issue Common Shares to a Participant upon the exercise of an Option by such Participant that such Participant (or any beneficiary or person entitled to exercise such Option) pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. In the event any such amount so requested is not paid, the Company may refuse to issue Common Shares to such Participant upon the exercise by such Participant of Options. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with such rules as may be adopted by the Committee from time to time, (i) to have the Company withhold Common Shares otherwise issuable upon exercise of Options having a Fair Market Value equal to such tax withholding liability and/or (ii) to tender to the Company Common Shares held by such Participant for at least six months prior to the date of such tender and having a Fair Market Value equal to such tax withholding liability.

          (d) PAYMENT OF EXERCISE PRICE. The exercise price of Options may be paid in cash or by such other means as may be approved by the Committee in its discretion; provided that any right to such pay exercise price by tendering Common Shares shall be limited to shares which have been held by the Participant for at least six months. In the event the Committee shall provide that the exercise price of an Option may be paid by delivery of shares of Restricted Stock, and the exercise price is so paid by the Participant, the Participant shall receive, in connection with such exercise, an equal number of shares of Restricted Stock having the same restrictions and any remaining Common Shares issued upon such exercise shall have such restrictions, if any, as are set forth in such Participant's option agreement with the Company.

          (e) CLAIM TO BASE SHARES, AND BONUS SHARES AND OPTIONS; EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted Base Shares, Bonus Shares or Options under the Plan nor, having been selected for the grant of Base Shares, Bonus Shares or Options, to be selected for additional grants. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company.

          (f) AGREEMENTS. Each Participant to whom Options are granted under the Plan shall be required to enter into a written agreement authorized by the Board in respect of such grant. The Board may, in any such agreement, prescribe terms and conditions governing the grant.

          (g) PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Board so directs, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Board and the Company therefor.

          (h) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of Bermuda without reference to the principles of conflicts of law thereof.

          (i) FUNDING. No provision of the Plan shall require the Company for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (j) NONTRANSFERABILITY. Options granted under the Plan, and all unvested Base Shares and Bonus Shares, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant's death, by will or the laws of descent and distribution. During a Participant's lifetime, Options granted under the Plan may be exercised only by the Participant.

          (k) RESTRICTIVE LEGENDS. The certificates evidencing Common Shares issued under the Plan shall bear such restrictive legends as the Committee deems necessary to reflect transfer restrictions applicable thereto.

          (l) RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided.

          (m) EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries, as applicable.

          (n) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

          (o) TAX LIABILITIES. The Company will provide Participants with reasonable financing arrangements with respect to compensation income tax liabilities associated with the receipt or vesting of the Base Shares and Bonus Shares.

10.  CHANGES IN CAPITAL STRUCTURE

          Base Shares, Bonus Shares, Options and other awards under the Plan shall be subject to adjustment or substitution, as determined by the Board in its reasonable discretion, as to the number, price or kind of shares or other consideration subject to such Base Shares, Bonus Shares, Options and such other awards or as otherwise determined by the Board to be equitable (i) in the event of changes in the outstanding Common Shares or in the capital structure of the Company, by reason of share dividends, share splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Base Shares, Bonus Shares, Options and such other awards or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments, exchanges or substitution, the aggregate number of Common Shares available under the Plan shall be appropriately adjusted, as determined by the Board in its reasonable discretion.

11.  EFFECT OF CHANGE IN CONTROL

          In the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder, all outstanding Base Shares, Bonus Shares and Options, shall automatically vest and such Options shall be deemed exercised and in exchange therefor Participants shall be paid a cash amount based on the difference between (1) the price per share paid for the Common Shares in connection with such Change in Control, and (2) the exercise price per share (which in the case of Base Shares and Bonus Shares shall be zero).

12.  NONEXCLUSIVITY OF THE PLAN

          The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

13.  AMENDMENTS AND TERMINATION

          The Board may at any time terminate the Plan. With the express written consent of an individual Participant, the Board may cancel or reduce or otherwise alter outstanding Base Shares,

Bonus Shares and Options. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part. Notwithstanding anything herein which could be deemed to be to the contrary, the Board may not take any action, including any amendment or termination of the Plan, which shall impair to any material extent the rights of a Participant in respect of Base Shares, Bonus Shares, Options and other awards pursuant to the Plan previously granted to a Participant without the written consent of such Participant. Except as provided in Section 10, the Board may not, without approval of the shareholders of the Company, increase the aggregate number of Common Shares issuable under the Plan.

15.  NON-COMPETITION OBLIGATIONS

          Each Participant, as condition of, and in consideration of, the granting of any Base Share, Bonus Share or Option, shall expressly agree to be bound by a Non-Competition Obligation.

PRELIMINARY PROXY CARD

                          RENAISSANCERE HOLDINGS LTD.

THIS PROXY IS SOLICITED ON BEHALF OF RENIASSIANCERE HOLDINGS LTD. IN CONNECTION

   WITH ITS ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 1997.

  The undersigned shareholder of ReniassanceRe Holdings Ltd. (the "Company") hereby appoints Keith S. Hynes and John D. Nichols, Jr., and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to represent and vote as designated in this Proxy, all of the common shares, diluted voting class I common shares and diluted voting class II common shares, $1.00 par value each per share (collectively, the "Common Shares"), of the Company held of record by the undersigned shareholder on March 15, 1997 at the Annual General Meeting of Shareholders of the Company to be held on May 8, 1997, and at any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

  THE SUBMISSION OF THIS PROXY IF PROPERLY EXECUTED REVOKES ALL PRIOR PROXIES.

  IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE IN FAVOR OF EACH OF THE PROPOSALS SET FORTH ON THIS PROXY.


[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                                               For    Withhold    For All Except
1.  To fix the number of directors             [ ]       [ ]          [ ]
    serving on the Board of Directors
    of the Company (the "Board") at
    11 and to elect the 11 nominees
    (the "Nominees") listed below to
    the Board to serve until the
    Company's 1998 annual general
    meeting of shareholders or until
    their successors are duly elected.

    If you do not wish your shares voted "FOR" a particular Nominee, mark the "For All Except" box and strike a line through the Nominee(s) name. Your shares will be voted for the remaining Nominee(s).

                                JAMES N. STANARD
                                 ARTHUR S. BAHR
                                THOMAS A. COOPER
                                EDMUND B. GREENE
                                 GERALD L. IGOU
                                  KEWSONG LEE
                                 JOHN M. LUMMIS
                                HOWARD H. NEWMAN
                                SCOTT E. PARDEE
                                DAVID A. TANNER
                                JOHN C. SWEENEY

                                               For     Against    Abstain
2.  To approve amendments to the               [ ]       [ ]        [ ]
    RenaissanceRe Holdings Ltd.
    Second Amended and Restated 1993
    Stock Incentive Plan which would
    (i) increase the number of
    authorized Common Shares
    available for issuance thereunder
    by 1,000,000 shares; (ii)
    increase the number of shares
    for which options may be granted
    to any single participant by
    1,000,000 shares; and (iii)
    adjust the method of calculating
    the number of Common Shares
    available for issuance thereunder
    by deeming the number of shares
    tendered to, or withheld by, the
    Company in connection with
    certain option exercises and in
    satisfaction of tax withholding
    liabilities to be so available.

                                               For     Against    Abstain
3.  To amend the Company's                     [ ]       [ ]        [ ]
    Bye-Laws (i) to create a class of
    preference shares, (ii) to
    empower the Board to issue such
    preference shares in one or more
    series and fix the rights,
    preferences, privileges and
    restrictions thereof, wthout any
    further shareholder vote or
    action and (iii) to make certain
    related changes reflecting a
    capital structure consisting of
    preference shares as well as
    Common Shares.

                                               For     Against    Abstain
4.  To appoint the firm of Ernst &             [ ]       [ ]        [ ]
    Young to serve as the independent
    auditors of the Company for the
    1997 fiscal year until the
    Company's 1998 annual general
    meeting of shareholders and to
    refer the determination of the
    auditors' remuneration to the
    Board.

                                               For    Withhold    For All Except
5.  In accordance with the                     [ ]       [ ]          [ ]
    Company's Bye-Laws, to vote on a
    proposal to be considered by the
    Company, as the holder of all
    outstanding capital shares of
    Renaissance Reinsurance Ltd.
    ("Reinsurance"), to fix the
    number of directors serving on
    the Board of Directors of
    Reinsurance at 11 and to elect
    the Nominees set forth below to
    the Reinsurance Board to serve
    until the 1998 annual general
    meeting of shareholders of
    Reinsurance or until their
    successors are duly elected.

    If you do not wish your shares voted "FOR" a particular Nominee, mark the "For All Except" box and strike a line through the Nominee(s) name. Your shares will be voted for the remaining Nominee(s).

                                JAMES N. STANARD
                                 ARTHUR S. BAHR
                                THOMAS A. COOPER
                                EDMUND B. GREENE
                                 GERALD L. IGOU
                                  KEWSONG LEE
                                 JOHN M. LUMMIS
                                HOWARD H. NEWMAN
                                SCOTT E. PARDEE
                                DAVID A. TANNER
                                JOHN C. SWEENEY


                                               For     Against    Abstain
6.  In accordance with the Company's           [ ]       [ ]        [ ]
    Bye-Laws, to vote on a proposal to
    be considered by the Company, as the
    holder of all outstanding capital
    shares of Reinsurance, to appoint
    Ernst & Young to serve as independent
    auditors of Reinsurance for the 1997
    fiscal year until the  1998 annual
    general meeting of shareholders of
    Reinsurance and to refer the
    determination of the auditors'
    remuneration to the Reinsurance
    Board.


RENAISSANCERE HOLDINGS LTD. RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES
                        AND THE PROPOSALS LISTED ABOVE.

--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN THIS PROXY BELOW AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
Please sign your name or names exactly as it appears on your share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.
--------------------------------------------------------------------------------
Please be sure to sign and date this Proxy.    Date
--------------------------------------------------------------------------------


     Shareholder sign here                               Co-owner sign here
--------------------------------------------------------------------------------